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                                                                   Exhibit 99.02

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of income of Travelers/Aetna Property Casualty Corp. (the "Company") for the three months ended March 31, 1996, presents results for the Company as if the Company's acquisition of the domestic property and casualty insurance operations of Aetna Life and Casualty Company (the "Aetna P&C" operations) and transactions related to the funding of the acquisition, had occurred as of January 1, 1996. The accompanying unaudited pro forma condensed combined balance sheet of the Company as of March 31, 1996 gives effect to the acquisition and related transactions as if they had occurred as of March 31, 1996. The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition and related transactions in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma financial information should be read in conjunction with the accompanying notes thereto; the separate historical condensed consolidated financial statements of the Company as of and for the three months ended March 31, 1996, which are contained in the Company's quarterly report on Form 10-Q as of and for the three months ended March 31, 1996; and the separate historical combined financial statements of Aetna P&C and its subsidiaries as of and for the three months ended March 31, 1996, which are contained herein.

The pro forma adjustments and pro forma combined amounts are provided for informational purposes only. The Company's financial statements will reflect the effects of the acquisition and related transactions only from the date such events occur. The pro forma adjustments are applied to the historical financial statements to, among other things, account for the acquisition as a purchase. Under purchase accounting, the total purchase cost will be allocated to the Aetna P&C assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information.

As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management expects to realize, over a two-year period, $300 million ($195 million after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its expected cost savings. These expected future cost savings are not reflected in the unaudited pro forma financial information.



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                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1996
                              (Dollars in millions)


                                                                        Aetna
                                                          TAP            P&C            Pro Forma          Pro Forma
 Assets                                               Historical     Historical        Adjustments         Combined
 ------                                               ----------     ----------        -----------         --------
Fixed maturities:
  Available for sale at market                        $10,484          $12,732         $   710  (A)         $23,908
                                                                                           (18) (B)
Equity securities, at market                              694               34                                  728
Mortgage loans                                            189            1,013            (167) (B)           1,035
Real estate held for sale                                  24              256             (72) (B)             208
Short-term securities                                     812                                                   812
Other investments                                         391              122                                  513
- -------------------------------------------------------------------------------------------------------------------
       Total investments                               12,594           14,157             453               27,204
- -------------------------------------------------------------------------------------------------------------------
 Cash                                                      57              514                                  571
 Investment income accrued                                160              207                                  367
 Premium balances receivable                            2,245              976                                3,221
 Reinsurance recoverables                               5,428            5,226                               10,654
 Deferred acquisition costs                               207              296             (96) (B)             407
 Cost of acquired businesses in excess of net assets      416                            1,035  (B)           1,451
 Deferred federal income taxes                            719              756             294  (B)           1,769
 Contractholder receivables                             1,745                                                 1,745
 Other assets                                           1,099            1,028               5  (A)           2,084
                                                                                           (18) (A)
                                                                                           (30) (B)
- -------------------------------------------------------------------------------------------------------------------
Total assets                                          $24,670          $23,160         $ 1,643              $49,473
- -------------------------------------------------------------------------------------------------------------------
 Liabilities
- ------------
 Claims and claim adjustment expense reserves         $15,516          $16,732                              $32,248
 Unearned premium reserves                              1,709            1,386                                3,095
 Short-term borrowings                                                                 $   700  (A)             700
 Long-term debt                                                             35             700  (A)             735
 Contractholder payables                                1,745                                                 1,745
 Other liabilities                                      2,176            1,334             458  (B)           3,968
- -------------------------------------------------------------------------------------------------------------------
     Total liabilities                                 21,146           19,487           1,858               42,491
- -------------------------------------------------------------------------------------------------------------------
 TAP-obligated mandatorily redeemable preferred
     securities of subsidiary trusts holding solely
     junior subordinated debt securities                                                   900  (A)             900
- -------------------------------------------------------------------------------------------------------------------

 Stockholders' equity
- ---------------------
 Common stock                                              10               30              (6) (A)               4
                                                                                           (30) (C)
 Additional paid-in capital                             2,890            1,477           1,145  (A)           5,454
                                                                                         1,499  (A)
                                                                                           (49) (A)
                                                                                           (31) (A)
                                                                                        (1,477) (C)
 Retained earnings                                        520            2,278          (2,278) (C)             520
 Unrealized investment gains (losses), net of taxes       104             (112)            112  (C)             104
- -------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                         3,524            3,673          (1,115)               6,082
- -------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity           $24,670          $23,160         $ 1,643              $49,473
- -------------------------------------------------------------------------------------------------------------------


 See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.



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                     Travelers/Aetna Property Casualty Corp.
          Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
                            (in millions of dollars)

A. The following pro forma adjustments reflect the funding of the acquisition, the formation of Travelers/Aetna Property Casualty Corp.
      (TAP), and a contribution to TAP's capital:


              Sources
              -------

              Capital contribution from TIGI                                                     $1,138
              Issuance of long-term debt                                                            700
                           Related issuance costs                                                    (5)

              Short-term borrowings                                                                 700

              Proceeds from issuance and sale of TAP's common stock representing an 18% interest in TAP's common equity:
                           Private offering                                                         525
                           Initial public offering                                                  975
                           Related issuance costs charged to additional paid-in capital             (49)

              Issuance of TAP-Obligated Mandatorily Redeemable Preferred
                  Securities of Subsidiary Trusts holding solely Junior Subordinated
                  Debt Securities:                                                                  900
                           Related issuance costs charged to additional paid-in capital             (31)

              Settlement of receivables from Aetna                                                   18
                                                                                                 ------
                                            Total sources                                        $4,871
                                                                                                 ======
              Uses
              ----

              Purchase price for Aetna P&C                                                       $4,161

              Additional capital contribution to TAP (invested in fixed maturities)                 710
                                                                                                 ------

                                            Total uses                                           $4,871
                                                                                                 ======



B. The following pro forma adjustments result from the allocation of purchase price of the acquisition based on fair value of the underlying net assets acquired. The amounts and assumptions related to the primary adjustments are as follows:


              Assets                                                                            Debit(Credit)
              ------                                                                            ------------
              Discount allocated to investments in fixed maturities based on the
              fair value of the investments                                                      $  (18)



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

              Adjustment of carrying amount of investments in
                mortgage loans based on fair value of underlying
                collateral reflecting the Company's sales strategy                               $ (167)

              Adjustment of carrying amount of real estate to fair
                value reflecting the Company's sales strategy                                    $  (72)

              Adjustment to deferred acquisition costs to reflect the Company's policy of deferring only commissions and premiums taxes on sale
                of property and casualty insurance policies                                      $  (96)

              Excess of purchase price for the acquisition over fair
                value of net assets acquired                                                     $1,035

              Adjustment to reflect the net deferred tax benefit of
                purchase accounting adjustments                                                  $  294

              Adjustments to other assets                                                        $  (30)

              Liabilities
              -----------

              Adjustments to other liabilities:

                  Amounts allocated to restructuring costs
                      Severance and benefit payments for employees to
                           be terminated                                                         $ (120)

                      Rent expense for excess or unused office space                                (65)

                      Lease payments for unused office and data
                           processing equipment and software                                        (40)

                      Cost of relocating employees and other related costs                          (25)

                  Adjustment to the liability for loss based assessments for
                      second injury funds                                                          (137)

                  Other                                                                             (71)
                                                                                                 ------

                           Total adjustment to other liabilities                                 $ (458)
                                                                                                 ======


C.    Adjustment to eliminate the Aetna P&C stockholder's equity


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                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                 (Dollars in millions, except per share amounts)


                                                TAP            Aetna P&C         Pro Forma             Pro Forma
                                             Historical         Historical      Adjustments            Combined
                                             ----------         ----------      -----------            --------
 REVENUES:
 Premiums                                   $  826              $1,038                                 $1,864
 Net investment income                         196                 243            $  2  (a)               441
 Fee income                                     99                  18                                    117
 Realized investment gains (losses)             26                 307                                    333
 Other revenues                                  5                                                          5
- -------------------------------------------------------------------------------------------------------------
     Total revenues                          1,152               1,606               2                  2,760
- -------------------------------------------------------------------------------------------------------------

 BENEFITS AND EXPENSES:
 Claims and claim adjustment expenses          730                 964                                  1,694
 Amortization of deferred acquisition costs    120                 161                                    281
 General and administrative expenses           177                 164             (10) (a)               372
                                                                                    41  (b)
- -------------------------------------------------------------------------------------------------------------
     Total benefits and expenses             1,027               1,289              31                  2,347
- -------------------------------------------------------------------------------------------------------------

 Income (loss) before federal income taxes     125                 317             (29)                   413
 Federal income taxes (tax benefits)            27                  99              (8) (c)               118
- -------------------------------------------------------------------------------------------------------------
 Net income (loss)                          $   98              $  218            $(21)                $  295
- -------------------------------------------------------------------------------------------------------------



 Net income per share of common stock                                                                 $  .74
                                                                                                      ------
 Weighted average number of common shares outstanding (millions)                                         400
                                                                                                      ------



See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.



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
                     Travelers/Aetna Property Casualty Corp.
       Notes to Unaudited Pro Forma Condensed Combined Statement of Income
                            (in millions of dollars)


(a) Principal adjustments resulting from the allocation of purchase price based on fair value of underlying net assets, as follows:



                                                                                    Increase (decrease)
                                                                                     in income before
                                                                                   federal income taxes
                                                                                   --------------------
     Net investment income:

         Amortization of discount allocated to
           investments on a level yield basis
           over the life of the investments                                              $ 2
                                                                                         ---

     General and administrative expenses:

         Amortization of liability for loss based
           assessments for second injury funds                                           $ 8

         Amortization of excess of purchase
           price over the fair value of net assets
           acquired, over 40 years                                                        (7)

         Amortization of liabilities related to
           employee benefit plans                                                          7

         Other                                                                             2
                                                                                         ---
                                                                                         $10
                                                                                         ---


     See Note B of Notes to Unaudited Pro Forma Condensed Combined Balance Sheet for additional information.

     No pro forma adjustment has been made to net investment income to reflect the net investment income resulting from the capital contribution of $710. If these proceeds were assumed to be invested in fixed maturities at a rate of 6.5%, net investment income would increase by $12 ($7 after tax).

(b) Pro forma adjustments to reflect interest expense relating to the acquisition as follows:


     Interest expense at 6-3/4% on $500 of long-term debt and 7-3/4%
       on $200 of long-term debt including amortization of issuance costs                $13
     Interest expense at 5-3/4% on short-term borrowings                                  10
     Dividends at 8% on TAP-Obligated Mandatorily Redeemable
       Preferred Securities of Subsidiary Trusts holding solely
       Junior Subordinated Debt Securities                                                18
                                                                                         ---
                                                                                         $41
                                                                                         ---


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(c)  Adjustment to reflect the income tax effects of (a) and (b) above.

The pro forma information is not necessarily indicative of future consolidated results of operations.

As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management of the Company expects to realize, over a two-year period, $300 ($195 after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its projected cost savings. These future cost savings are not reflected in the Unaudited Pro Forma Financial Information.

The allocation of the purchase price to the assets and liabilities of Aetna P&C is subject to valuations as of the date of the Acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will differ from the amounts reflected herein. Adjustments of insurance policy and claims reserves and certain other insurance accounts resulting from the valuation of these accounts will be recorded in operations in the period or periods determined. The Company is continuing to review the insurance reserves of Aetna P&C, including the effect of applying the Company's strategies, policies and practices in determining such reserves, primarily relating to reserves for cumulative injury claims, insurance products involving financial guarantees based on the fair value of underlying collateral and certain other insurance accounts. Based on the reviews at this stage, it is possible that additional reserves of up to approximately $750 in the aggregate may be recorded upon completion of these reviews, which would result in after-tax charges to income of up to approximately $488 in the aggregate. Stockholders' equity would be correspondingly reduced by an equivalent after-tax amount as a result of these charges. The Company believes that its reviews are likely to be completed in the second quarter of 1996, although there can be no assurance as to the ultimate timing thereof.




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